UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 21, 2017 (August 16, 2017)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408, Durham, NC 27701

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 16, 2017, MGT Capital Investments, Inc. (the “Company”) together with the board of directors (the “Board”) of the Company decided to reorganize its management team’s responsibilities to better align its resources to compete in the cryptocurrency and cybersecurity industries. Pursuant to such decision on the reorganization (the “Reorganization”), John McAfee offered to resign as the Executive Chairman of the Board and as the Chief Executive Officer (the “CEO”) of the Company, effective on August 15, 2017. Mr. McAfee resigned from such executive positions for personal reasons and not as a result of any disputes or disagreements between Mr. McAfee and the Company on any matter relating to the Company’s operations, policies or practices. Due to the Reorganization, on August 16, 2017, Mr. McAfee accepted the appointment as the Chief Cybersecurity Visionary of the Company overseeing the design of the Company’s cybersecurity platforms, effective immediately.

In connection with the Mr. McAfee’s resignation, on August 16, 2017, the Board appointed Robert Ladd, the current President of the Company, as the CEO of the Company and H. Robert Holmes, a member of the Board, as the Chairman of the Board, effective upon appointment. Robert Ladd, 59 years old, joined the Company in December 2010 as a Director. He was appointed as Interim President and CEO in February 2011, appointed President and CEO in January 2012 and appointed Interim Treasurer and Interim Chief Financial Officer in December 2015. Mr. Ladd is the managing member of Laddcap Value Advisors, LLC, which serves as the investment manager for various private partnerships. H. Robert Holmes, 73 years old, was elected as a director of the Company in May 2012. From 2008 to 2012, Mr. Holmes has served on the board of Dejour Industries (NYSE-MKT: DEJ). Mr. Holmes was the founder and general partner of Gilford Partners Hedge Fund.

There are no arrangements or understandings between the Company and either Mr. Ladd or Mr. Holmes and any other person or persons pursuant to which Mr. Ladd was appointed as the Company’s CEO or Mr. Holmes as the Chairman of the Board. There is no family relationship between either Mr. Ladd or Mr. Holmes and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and either Mr. Ladd or Mr. Holmes that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Holmes in connection with his appointment as the Chairman of the Board. Except for an amendment to Mr. Ladd’s executive employment agreement (the “Amendment”), the Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Ladd in connection with his appointment as the CEO of the Company. Pursuant to the Amendment, Mr. Ladd will serve as the CEO and President of the Company until July 6, 2019, subject to automatic annual renewals.

ITEM 7.01 REGULATION FD DISCLOSURE

On August 16, 2017, the Company issued a Press Release in connection with the Reorganization. A copy of the Press Release is attached as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated August 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 21, 2017

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name:	Robert B. Ladd
Title:	Chief Executive Office and President